Exhibit 4.4
Execution Version
AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of April 14, 2016 By: and among TORM plc, a limited company duly incorporated under the laws of England and Wales with company number 9818726 and registered address at 27 Old Gloucester Street, London, WC1N 3AX, United Kingdom (the "Company"), and the persons identified on Schedule A hereto (collectively, the "Investors" and, each individually, an "Investor") and any parties identified on the signature page of any joinder agreements executed and delivered pursuant to Sections 10 and 16 (each, including the Investors, a "Holder" and collectively, the "Holders").
WHEREAS, TORM A/S, a company duly incorporated under the laws of Denmark with CVR number 22460218 and registered address at Tuborg Havnevej 18, DK-2900 Hellerup, Denmark ("TORM A/S") and the Investors are party to that certain Registration Rights Agreement dated July 13, 2015 (the "Original Agreement");
WHEREAS, on March 21, 2016, the Company commenced an offering to exchange all of the outstanding shares of TORM A/S on the basis of one Class A common share in the Company for each TORM A/S A share, one Class B share in the Company for the TORM A/S B share; and one Class C share in the Company for the TORM A/S C share.
WHEREAS, on March 21, 2016, the Company commenced an offering to exchange the consideration warrants ("Consideration Warrants") of TORM A/S for equivalent Warrants issued By: the Company on a one-for-one basis.  Holders of Consideration Warrants that participated in this exchange, which was without any cash payment, forfeited all of their rights in respect of the Consideration Warrants.  The offer for TORM A/S Shares and Consideration Warrants is, together, the "Exchange Offer".
WHEREAS, on the closing of the Exchange Offer on April 14, 2016: each A share of TORM A/S that was tendered for exchange was acquired By: the Company in consideration for the issue of one Class A common share By: the Company with a par value of $0.01; the C share of TORM A/S was acquired By: the Company in consideration for the issue of one Class C share By: the Company; and each Consideration Warrant that was tendered for exchange was transferred to TORM A/S and a Warrant was issued to the relevant holder.
WHEREAS, the minimum acceptance level condition in the Exchange Offer has been satisfied and not waived (that is, the Company holds more than 90% of the issued share capital and voting rights (on a fully diluted basis) of TORM A/S as of the closing of the Exchange Offer), and the Company intends to exercise its statutory rights under the Danish Companies Act to acquire all the remaining TORM A/S A shares and the TORM A/S B share and will initiate a "squeeze-out" (the "Squeeze-out").
WHEREAS, on the closing of the Squeeze-out the Company will acquire each remaining TORM A/S A share, including the TORM A/S A shares issued upon the exercise of the remaining Consideration Warrants, in consideration for either (a) cash at market value (immediately before the start of the Exchange Offer); or (b) if the minority shareholder so elects, the issue of one Class A common share By: the Company with a par value of $0.01; and the TORM A/S B share will be exchanged for the issue of the Company's Class B share.
WHEREAS, the Company has applied for its Class A common shares to be admitted to trading and official listing on Nasdaq Copenhagen. The admission of the Exchange Offer Shares on Nasdaq Copenhagen is expected to be effective as soon as practically possible following the closing of the Exchange Offer.
WHEREAS, the Company may consider an underwritten initial public offering of its Class A common shares in the United States (the "IPO") and a dual listing on the New York Stock Exchange;
WHEREAS, the Company has become the publicly-held parent company of TORM A/S and thereby: qualifies as an Alternative Offering Entity, as such term is defined in Section 12(a) of the Original Agreement;
WHEREAS, in connection with the consummation of the Exchange Offer and Squeeze Out and the contemplated IPO, and pursuant to Section 12(a) of the Original Agreement, the parties hereto have agreed to enter into this Agreement in order to grant certain registration rights to the Investors with respect to certain equity securities of the Company as set forth below.
NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties hereto agree that the Original Agreement is amended and restated in its entirety as follows:
1.          Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
"ADSs" means American depository shares representing Shares.
"Affiliate" of a Person means any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled By:, or is under common control with, such Person. The term "control" (including the terms "controlling", "controlled By:" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, By: contract, or otherwise.
"Agreement" has the meaning set forth in the preamble.
"Alternative Offering Entities" has the meaning set forth in Section 12.
"beneficial ownership" (and related terms such as "beneficially owned" or "beneficial owner") has the meaning set forth in Rule 13d-3 under the Exchange Act.
"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York, Copenhagen, Denmark or London, England are authorized or required By: law or executive order to close.
"Commission" means the U.S. Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time.
"Controlling Person" has the meaning set forth in Section 15 of the Securities Act and Section 20 of the Exchange Act.
"Company" has the meaning set forth in the preamble and includes the Company's successors By: merger, acquisition, reorganization or otherwise.
"Demand Registration" has the meaning set forth in Section 2(a).
"Disclosure Package" means, with respect to any offering of securities (i) the preliminary Prospectus, (ii) each free writing prospectus and (iii) all other information, in each case, that is deemed under Rule 159 promulgated under the Securities Act to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).
"DTCDRS" has the meaning set forth in Section 5(r).
"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
"Governmental Authority" means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

"Holders" has the meaning set forth in the preamble.
"Initial U.S. Offering" means an initial firm commitment underwritten public offering of U.S. Listed Securities on a U.S. Market pursuant to an effective Registration Statement filed under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee share plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form F-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan) in which one of the Potential Underwriters acted as a bookrunner.
"Inspectors" has the meaning set forth in Section 5(h).
"Investors" has the meaning set forth in the preamble.
"Person" means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.
"Piggyback Registration" has the meaning set forth in Section 3(a).
"Piggyback Registration Statement" has the meaning set forth in Section 3(a).
"Piggyback Shelf Registration Statement" has the meaning set forth in Section 3(a).
"Piggyback Shelf Takedown" has the meaning set forth in Section 3(a).
"Potential Underwriter" means any of Goldman, Sachs & Co., Morgan Stanley & Co. LLC, UBS Investment Bank, Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Bank of America Merrill Lynch, Citibank Global Markets Inc., Barclays PLC or J.P. Morgan Securities LLC or any of their Affiliates.
"Prospectus" means the prospectus or prospectuses included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rule 430A under the Securities Act or any successor rule thereto), as amended or supplemented By: any prospectus supplement, including any Shelf Supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered By: such Registration Statement and By: all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated By: reference in such prospectus or prospectuses.
"Records" has the meaning set forth in Section 4(h).
"Registrable Securities" means any Shares currently held or hereafter acquired By: the Holders party hereto (including Shares issuable upon the exercise of the Warrants and those issuable upon the exercise, exchange or conversion of Share Equivalents) and any other securities issued or issuable with respect to any such Shares By: way of share split, share dividend, recapitalization, exchange or similar event or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) they are sold pursuant to an effective Registration Statement under the Securities Act, (ii) they are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) are met, (iii) all such Registrable Securities held By: a Holder may be disposed of pursuant to Rule 144 under the Securities Act in a single transaction without volume limitation or other restrictions on transfer thereunder or (iv) they shall have ceased to be outstanding.
"Registration Date" means the date on which the Company becomes subject to Section 13(a) or Section 15(d) of the Exchange Act.

"Registration Statement" means any registration statement of the Company, including the Prospectus, amendments and supplements (including Shelf Supplements) to such registration statement, including post-effective amendments, all exhibits and all material incorporated By: reference in such registration statement.
"Rule 144" means Rule 144 under the Securities Act or any successor rule thereto.
"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
"Selling Expenses" means all underwriting discounts, selling commissions and share transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder.
"Share Equivalent" means any security or obligation that is By: its terms, directly or indirectly, convertible, exchangeable or exercisable into or for Shares, including, without limitation, any option, warrant or other subscription or purchase right with respect to Shares or any Share Equivalent.
"Shares" means the Class A common shares, par value $0.01 per share, of the Company or any other share capital of the Company into which such stock is reclassified or reconstituted.
"Shelf Registration" has the meaning set forth in Section 2(b).
"Shelf Registration Statement" has the meaning set forth in Section 2(b).
"Shelf Supplement" has the meaning set forth in Section 2(b).
"Shelf Takedown" has the meaning set forth in Section 2(b).
"Shelf Takedown Notice" has the meaning set forth in Section 2(b).
"U.S. Listed Securities" means Shares or ADSs.
"U.S. Market" means the New York Stock Exchange, NYSE MKT LLC or the NASDAQ Stock Market.
"Warrants" means the Company's warrants issued pursuant to a warrant agreement By: and among the Company and the parties named therein, dated April 14, 2016, granting the holder the right to purchase Shares, which may be exercised at any time between July 13, 2016 and July 13, 2020.
2.          Demand Registration.
(a)          At any time beginning on the date falling six months following an Initial U.S. Offering, the Holders of at least ten percent (10%) or more in the aggregate of Registrable Securities shall have the right to request registration under the Securities Act of all or any portion of their Registrable Securities pursuant to a Registration Statement on Form F-1 or any other appropriate form (each, a "Demand Registration"). Each request for a Demand Registration shall specify the number of Registrable Securities requested to be included in the Demand Registration. Upon receipt of any such request, the Company shall promptly (but in no event later than 10 Business Days following receipt thereof) deliver notice of such request to all other Holders who shall then have 10 Business Days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall prepare and file with the Commission a Registration Statement on Form F-1 or any other appropriate form covering all of the Registrable Securities that the Holders thereof have requested to be included in such Demand Registration as soon as practicable after the initial request is given (but in any event no later than 45 days thereafter) and shall use its reasonable best efforts to cause such Registration Statement to be declared effective By: the Commission as soon as practicable thereafter. The Company shall not be required to effect a Demand Registration more than once in any twelve (12) month period for the Holders as a group; provided, that a Registration Statement shall not count as a Demand Registration requested under this Section 2(a) unless and until it has become effective and the Holders included in such Demand Registration are able to register all, and sell at least eighty percent (80%) of, the Registrable Securities requested to be included in such registration. Notwithstanding the foregoing, (i) if the Holders are unable to register all, and sell at least eighty percent (80%) of, the Registrable Securities requested to be included in a registration effected pursuant to this Section 2(a) twice in any twelve (12) month period or (ii) the Demand Registration is withdrawn at the request of the requesting Holders after the time such Demand Registration becomes effective (except as set forth in Section 2(d)(i)-(iii) or otherwise as a result a material adverse change in the business, prospects, results of operations or financial condition of the Company) then the Company shall be deemed to have effected a Demand Registration.
(b)          At any time beginning on the date falling one year after an Initial U.S. Offering, the Investors shall have the right to request that the Company file a Registration Statement on Form F-1, Form F-3 or any then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto, (a "Shelf Registration Statement") to register all or any portion of their Registrable Securities for an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a "Shelf Registration"). Each request for a Shelf Registration shall specify the number of Registrable Securities requested to be included in the Shelf Registration. Upon receipt of any such request, the Company shall promptly (but in no event later than 10 Business Days following receipt thereof) deliver notice of such request to all other Holders who shall then have 10 Business Days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall use its reasonable best efforts to prepare and file with the Commission a Shelf Registration Statement covering all of the Registrable Securities that the Holders have requested to be included in such Shelf Registration as soon as practicable (but in any event within 30 days) after the date on which the initial request is given and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective By: the Commission as soon as practicable thereafter. The Company agrees to use its reasonable best efforts to keep such Shelf Registration Statement continuously effective until the earliest to occur of (i) the third anniversary of the date such Shelf Registration Statement initially is declared effective By: the Commission, (ii) the day after the date on which all of the Registrable Securities covered By: the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement and (iii) the day after the date on which all of the Registrable Securities covered By: the Shelf Registration Statement may be sold without volume or other restriction under Rule 144 promulgated under the Securities Act.
Notwithstanding any other provision hereof, no Holder's Registrable Securities shall be included in any registration statement contemplated By: this Agreement unless and until such Holder furnishes to the Company a fully completed notice and questionnaire substantially in the form attached hereto as Schedule B (the "Questionnaire") and such other information in writing as the Company may reasonably request in writing for use in connection with any registration statement and any related application to be filed with or under state securities laws.
At any time during which a Shelf Registration Statement is effective, if a Holder covered By: such Shelf Registration Statement delivers a notice to the Company (a "Shelf Takedown Notice") stating that the Holder intends to effect an offering of all or part of its Registrable Securities included in such Shelf Registration Statement in the form of an underwritten firm commitment offering (a "Shelf Takedown") and the Company is eligible to use such Shelf Registration Statement for such Shelf Takedown, then the Company shall take all actions reasonably required, including amending or supplementing (a "Shelf Supplement") such Shelf Registration Statement, to enable such Registrable Securities to be offered and sold as contemplated By: such Shelf Takedown Notice. Each Shelf Takedown Notice shall specify the number of Registrable Securities to be offered and sold under the Shelf Takedown. Upon receipt of a Shelf Takedown Notice, the Company shall promptly (but in no event later than 3 days following receipt thereof) deliver notice of such Shelf Takedown Notice to all other Holders who shall then have 3 days from the date such notice is given to notify the Company in writing of their desire to be included in such Shelf Takedown. To the extent required under the Securities Act to effect such Shelf Takedown, the Company shall use its reasonable best efforts to prepare and file with the Commission a Shelf Supplement as soon as practicable after the date on which it received the Shelf Takedown Notice (but in any event within 10 days) and, if such Shelf Supplement is an amendment to such Shelf Registration Statement, shall use its reasonable best efforts to cause such Shelf Supplement to be declared effective By: the Commission as soon as practicable thereafter; provided, that,
(i)          the Company shall not be required to effect more than a total of three (3) registrations pursuant to this Section 2(b);

(ii)          if the intended method of distribution is an underwritten public offering, the Company shall not be required to effect a Shelf Takedown pursuant to this Section 2(b) unless such underwriting shall be conducted on a "firm commitment" basis, and
(iii)          the Company shall not be required to effect any Shelf Takedown to be effected pursuant to this Section 2(b) unless at least ten percent (10%) of the Registrable Securities outstanding at the time of such request are to be included in such Shelf Takedown.
(c)          The Company may, upon written notice to the Holders of Registrable Securities, postpone the filing or effectiveness of a Registration Statement for a Demand Registration, a Shelf Registration Statement or a Shelf Supplement for a Shelf Takedown or suspend the use of a prospectus included in any such Registration Statement, if the Board determines in its reasonable good faith judgment that the filing of such Demand Registration, Shelf Registration or Shelf Takedown or the use of any such prospectus would (i) materially interfere with a significant acquisition, corporate organization, financing, securities offering or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; and/or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act; provided, that in such event the Holders of a majority of the Registrable Securities initiating such Demand Registration, Shelf Registration or Shelf Takedown shall be entitled to withdraw such request and, if such request for a Demand Registration is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all registration expenses incurred By: the Company and any Holders in connection with such registration, including the fees and expenses of counsel for the Holders. The Company may not delay a Demand Registration, Shelf Registration or Shelf Takedown or suspend the use of a prospectus pursuant to this Section 2(c): (i) more than twice in any period of 12 consecutive months, (ii) the duration of any one suspension or postponement may not exceed 60 days and (iii) the total duration of any suspension or postponement period may not be more than 90 days in any period of 12 consecutive months.
(d)          If the Holders initially requesting a Demand Registration or Shelf Takedown elect to distribute the Registrable Securities covered By: their request in an underwritten offering, they shall so advise the Company as a part of their request made pursuant to Section 2(a) or Section 2(b) and the Company shall include such information in its notice to the other Holders. The underwriter or underwriters of each underwritten offering, if any, of the Registrable Securities to be registered in connection with such offering shall be mutually selected By: the Holders owning at least a majority of the Registrable Securities to be registered By: the Company. In the case of any offering or registration initiated By: the Company for its own account or any other offering not effected pursuant to Section 2(a) or Section 2(b) hereof, including any offering pursuant to which the Holders shall have piggyback rights pursuant to Section 3 hereof, the Company shall select a nationally recognized underwriter (or underwriters) for such offering in its sole discretion.
(e)          The Company shall not include in any Demand Registration or Shelf Takedown any securities which are not Registrable Securities without the prior written consent of the Holders of a majority of the Registrable Securities included in such Demand Registration or Shelf Takedown. If a Demand Registration or Shelf Takedown involves an underwritten offering and the managing underwriter of the requested Demand Registration or Shelf Takedown advises the Company and Holders in writing that, in its reasonable and good faith opinion, the number of Shares proposed to be included in the Demand Registration or Shelf Takedown, including all Registrable Securities and all other Shares proposed to be included in such underwritten offering, exceeds the number of Shares which can be sold in such underwritten offering and/or the number of Shares proposed to be included in such Demand Registration or Shelf Takedown would adversely affect the price per share of the Shares proposed to be sold in such underwritten offering, the Company shall include in such Demand Registration or Shelf Takedown (i) first, the Registrable Securities that the Holders propose to sell, and (ii) second, the Shares proposed to be included therein By: any other Persons (including Shares to be sold for the account of the Company and/or other holders of Shares) allocated among such Persons in such manner as they may agree. If the managing underwriter determines that less than all of the Registrable Securities proposed to be sold can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated pro rata among the respective Holders thereof on the basis of the number of Registrable Securities proposed to be sold By: each such Holder in such Demand Registration or Shelf Takedown.
3.          Piggyback Registration.

(a)          Whenever the Company proposes to register the offer and sale of any Shares under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee share plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form F-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more shareholders of the Company and the form of Registration Statement (a "Piggyback Registration Statement") to be used may be used for any registration of Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice (in any event no later than 20 days prior to the filing of such Registration Statement) to Holders of its intention to effect such a registration and, subject to Section 3(b) and Section 3(c), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from Holders within 10 days after the Company's notice has been given to each such Holder. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 2. If any Piggyback Registration Statement pursuant to which Holders have registered the offer and sale of Registrable Securities is a Shelf Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a "Piggyback Shelf Registration Statement"), such Holder(s) shall have the right, but not the obligation, to be notified of and to participate in any offering under such Piggyback Shelf Registration Statement (a "Piggyback Shelf Takedown").
(b)          If a Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and Holders (if any Holders have elected to include Registrable Securities in such Piggyback Registration or Piggyback Shelf Takedown) in writing that, in its reasonable and good faith opinion, the number of Shares proposed to be included in such registration or takedown, including all Registrable Securities and all other Shares proposed to be included in such underwritten offering, exceeds the number of Shares which can be sold in such offering and/or that the number of Shares proposed to be included in any such registration or takedown would adversely affect the price per share of the Shares to be sold in such offering, the Company shall include in such registration or takedown (i) first, the Shares that the Company proposes to sell; (ii) second, the Shares requested to be included therein By: Holders, allocated pro rata among all such Holders on the basis of the number of Registrable Securities proposed to be sold By: each such Holder in such Piggyback Registration or Shelf Takedown or in such manner as they may otherwise agree; and (iii) third, the Shares requested to be included therein By: holders of Shares other than Holders, allocated among such Holders in such manner as they may agree.
(c)          If a Piggyback Registration or Piggyback Shelf Takedown is initiated as an underwritten offering on behalf of a holder of Shares other than Registrable Securities, and the managing underwriter advises the Company in writing that in its reasonable and good faith opinion the number of Shares proposed to be included in such registration or takedown, including all Registrable Securities and all other Shares proposed to be included in such underwritten offering, exceeds the number of Shares which can be sold in such offering and/or that the number of Shares proposed to be included in any such registration or takedown would adversely affect the price per share of the Shares to be sold in such offering, the Company shall include in such registration or takedown (i) first, the Shares requested to be included therein By: the holder(s) requesting such registration or takedown and By: Holders, allocated pro rata among all such holders on the basis of the number of Shares other than the Registrable Securities (on a fully diluted, as converted basis) and the number of Registrable Securities, as applicable, proposed to be sold By: all such Holders in such registration or takedown or in such manner as they may otherwise agree; and (ii) second, the Shares requested to be included therein By: other holders of Shares, allocated among such holders in such manner as they may agree.
(d)          If at any time after giving written notice of its intention to register the offer for sale of any securities as set out in Section 3(a) hereof and prior to the effective date of the registration statement filed in connection with such registration or, in the case of a Shelf Registration Statement, prior to the consummation of such offering, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder and (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Expenses in connection therewith), without prejudice, however, to the rights of any Holder to include Registrable Securities in any future registration (or registrations) or to immediately request a Demand Registration or Shelf Takedown, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities.
4.          Lock-up Agreement. Each Holder agrees that (i) in connection with an Initial U.S. Offering and (ii) in connection with any other registered underwritten offering at a time when such Holder holds in excess of 4% of the Registrable Securities, and, in each case, upon the request of the managing underwriter in such offering, such Holder shall not, without the prior written consent of such managing underwriter, during the period commencing on the effective date of such registration and ending the date specified By: such managing underwriter (such period not to exceed 180 days, in the case of any Initial U.S. Offering or 120 days in the case of any registration other than an Initial U.S. Offering) (a) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of, directly or indirectly, any Shares, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled By: delivery of Shares or such other securities, in cash or otherwise. The foregoing provisions of this Section 4 shall not apply to sales of Registrable Securities to be included in such offering pursuant to Section 2(a), Section 2(b) or Section 3(a), and shall be applicable to Holders only if (i) in connection with an Initial U.S. Offering, all shareholders (including the Holders) and (ii) in connection with any other registered underwritten offering, all shareholders (other than the Holders) owning more than 4% of the Company's outstanding Shares are subject to the same restrictions. Each holder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested By: the Company or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. Notwithstanding anything to the contrary contained in this Section 4, each Holder shall be released, pro rata, from any lock-up agreement entered into pursuant to this Section 4 in the event and to the extent that the managing underwriter or the Company permit any discretionary waiver or termination of the restrictions of any lock-up agreement pertaining to any holder of outstanding Shares.
5.          Registration Procedures. If and whenever Holders request that the offer and sale of any Registrable Securities be registered under the Securities Act or any Registrable Securities be distributed in a Shelf Takedown pursuant to the provisions of this Agreement, the Company shall use its reasonable best efforts to effect the registration of the offer and sale of such Registrable Securities under the Securities Act in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as soon as practicable and as applicable:
(a)          subject to Section 2(a) and Section 2(b), prepare and file with the Commission a Registration Statement covering such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to be declared effective as soon practicable after filing;
(b)          prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for (i) in the case of a Demand Registration, a period of not less than 180 days, or if earlier, until all of such Registrable Securities have been disposed of and (ii) in the case of a Shelf Registration, the period contemplated By: Section 2(b) hereof and, in either case to comply with the provisions of the Securities Act with respect to the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement;
(c)          within a reasonable time before filing such Registration Statement, Prospectus or amendments or supplements thereto with the Commission, furnish to any counsel of a Holder of such Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel and cooperate in good faith to include comments furnished to the Company in writing, that in the reasonable judgment of counsel should be included;
(d)          notify each selling Holder, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement, including a Shelf Supplement, to any Prospectus forming a part of such Registration Statement has been filed with the Commission;

(e)          furnish to each selling Holder such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus and each other document included in the Disclosure Package) and any supplement thereto, including a Shelf Supplement (in each case including all exhibits and documents incorporated By: reference therein), and such other documents as such seller may request in order to facilitate the disposition of the Registrable Securities owned By: such seller. In addition, upon request, the Company shall furnish to each Holder a copy of any and all transmittal letters or other correspondence to or received from, the Commission or any other governmental entity or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;
(f)          register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any selling Holder requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holders to consummate the disposition in such jurisdictions of the Registrable Securities owned By: such Holders; provided, that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 5(f);
(g)          notify each selling Holder of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event that would cause the Prospectus included in such Registration Statement to contain an untrue statement of a material fact or omit any fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and, at the request of any such Holder, the Company shall as promptly as practicable prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(h)          make available for inspection By: any selling Holder, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained By: any such holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), and cause the Company's officers, directors and employees to supply all information reasonably requested By: any such Inspector in connection with such Registration Statement;
(i)          provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such registration;
(j)          use its best efforts to cause such Registrable Securities to be listed on each securities exchange on which the Shares are then listed;
(k)          in connection with an underwritten offering, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as Holders or the managing underwriter of such offering reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making appropriate officers of the Company available to participate in "road show" and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities));
(l)          otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its shareholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule thereto) no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company's first full fiscal quarter after the effective date of such Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 20-F and 6-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto;
(m)          furnish to each selling Holder and each underwriter, if any, (i) a written legal opinion and negative assurance letter of the Company's outside counsel, dated the closing date of the offering, in form and substance as is customarily given in such opinions and letters of the Company's counsel to underwriters in underwritten registered offerings; and (ii) on the date of the Disclosure Package, on the effective date of any post-effective amendment to the applicable Registration Statement and at the closing of the offering, dated the respective dates of delivery thereof, a "comfort" letter signed By: the Company's independent certified public accountants in form and substance as is customarily given in accountants' letters to underwriters in underwritten registered offerings;
(n)          without limiting Section 5(f), use its reasonable best efforts to cause such Registrable Securities to be registered with or approved By: such other governmental agencies or authorities as may be necessary By: virtue of the business and operations of the Company to enable the Holders of such Registrable Securities to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;
(o)          notify Holders promptly of any request By: the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;
(p)          advise Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order By: the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;
(q)          permit any Holder which Holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a "controlling person" (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (a "Controlling Person") of the Company, to participate in the preparation of such Registration Statement and to require the insertion therein of language, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included;
(r)          cooperate with Holders to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement or Rule 144 free of any restrictive legends and representing such number of Shares and registered in such names as Holders may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Registration Statement or Rule 144; provided, that the Company may satisfy its obligations hereunder without issuing physical share certificates through the use of The Depository Trust Company's Direct Registration System (the "DTCDRS");
(s)          not later than the effective date of such Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company; provided, that the Company may satisfy its obligations hereunder without issuing physical share certificates through the use of the DTCDRS;
(t)          take no direct or indirect action prohibited By: Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make any such prohibition inapplicable; and
(u)          otherwise use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.
6.          Expenses. Subject to the provisions of Section 2(c), for the first three hundred sixty five (365) day period following an Initial U.S. Offering, all reasonable and documented out of pocket expenses incurred By: the Company in connection with the registration and disposition of Registrable Securities under this Agreement pursuant to a Demand Registration shall be paid By: the Holders participating in such registration pro rata based on the amount of Registrable Securities sold By: each such Holder in the offering. Following such 365 day period in connection with a Demand Registration and in all cases in connection with a Piggyback Registration, Shelf Registration or Shelf Takedown, the Company shall pay all reasonable and documented expenses (except for Selling Expenses) incurred in connection with the registration and disposition of Registrable Securities under this Agreement, including, without limitation, all (i) registration and filing fees (including, without limitation, any fees of the Commission and fees relating to filings required to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are listed or quoted); (ii)

underwriting expenses (other than fees, commissions or discounts); (iii) expenses of any audits incident to or required By: any such registration; (iv) fees and expenses of complying with securities and "blue sky" laws (including, without limitation, fees and disbursements of counsel for the Company or the underwriters in connection with "blue sky" qualifications or exemptions of the Registrable Securities); (v) all expenses in connection with the preparation, printing, filing and delivery of the registration statement, any preliminary Prospectus or Prospectus, any other offering document and amendments and supplements thereto, including any Shelf Supplement, and the mailing and delivering of copies thereof to any underwriters and dealers; (vi) all expenses related to any road show or investor presentations, including travel expenses; (vii) messenger, telephone and delivery expenses; (viii) all fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred By: the Company (including, without limitation, any expenses arising from any "cold comfort" letters or any special audits incident to or required By: any registration or qualification); (ix) all fees of the depositary of the Company in connection with the deposit By: any Holder of their Shares in exchange for ADSs; and (x) Financial Industry Regulatory Authority, Inc. filing fees (if any). In addition, the Company, at all times, shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions (including a Demand Registration) contemplated By: this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audits. Subject to the provisions of Section 2(c), all Selling Expenses relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this Agreement shall be borne and paid By: the Holders of such Registrable Securities, in proportion to the number of Registrable Securities included in such registration for each such holder.
7.          Indemnification.
(a)          The Company shall indemnify and hold harmless, to the fullest extent permitted By: law, each Holder, such Holder's officers, directors, managers, members, partners, shareholders and Affiliates, each underwriter, broker or any other Person acting on behalf of such Holder and each other Controlling Person, if any, who controls any of the foregoing Persons, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act, Exchange Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or otherwise included in the Disclosure Package or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading, or any violation or alleged violation By: the Company of the Securities Act, Exchange Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and shall reimburse such Persons for any legal or other expenses reasonably incurred By: any of them in connection with investigating or defending any such loss, claim, action, damage or liability, except insofar as the same are caused By: or contained in any information concerning a Holder furnished in writing to the Company By: such Holder expressly for use therein. This indemnity shall be in addition to any liability the Company may otherwise have. The indemnification provided for under this Section 7(a) shall remain in full force and effect regardless of any investigation made By: or on behalf of the indemnified party or any officer, director or Controlling Person of such indemnified party and shall survive the transfer of the Registrable Securities By: the Investors pursuant to Section 16.
(b)          In connection with any registration in which a Holder is participating, each such Holder shall furnish to the Company in writing such information concerning such Holders as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted By: law, shall indemnify and hold harmless, the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, broker or other Person acting on behalf of the Holders and each Controlling Person who controls any of the foregoing Persons against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or otherwise included in the Disclosure Package or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing By: such Holder; provided, that the obligation to indemnify shall be several, not joint and several, for each Holder and shall not exceed an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received By: such Holder from the sale of Registrable Securities pursuant to such Registration Statement. This indemnity shall be in addition to any liability the selling Holder may otherwise have.
(c)          Promptly after receipt By: an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 7, such indemnified party shall, if a claim in respect thereof can be made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred By: the indemnified party in connection with the defense thereof unless the indemnifying party agrees to pay the same; provided, that, if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party's prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Controlling Person of such indemnified party for the fees and expenses of any counsel retained By: the indemnified party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified By: such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen By: the Holders of a majority of the Registrable Securities included in the relevant registration, at the expense of the indemnifying party. No indemnifying party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the consent of such indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party, is a party and indemnity has been sought hereunder By: such indemnified party, unless such settlement includes an unconditional release of such indemnified party, from all liability for claims that are the subject matter of such proceeding.
(d)          If the indemnification provided for hereunder is held By: a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable By: such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each Holder, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received By: such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined By: reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied By: the indemnifying party or By: the indemnified party, whether the violation of the Securities Act, Exchange Act or any other similar federal or state securities laws or rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any applicable registration, qualification or compliance was perpetrated By: the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined By: pro rata allocation or By: any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
(e)          Notwithstanding anything to the contrary set out in this Agreement, the Company's obligations under Sections 6 and 7 of this Agreement, are undertaken subject to and shall in all respects be limited By: applicable Danish mandatory company law, including under the Danish rules regarding unlawful financial assistance (in Danish: "selvfinansiering") and/or the principle of equal treatment of shareholders (in Danish: "ligebehandlingsprincippet").
8.          Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved By: the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, that no Holder included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Holder, such Holder's ownership of its Registrable Securities to be sold in the offering and such Holder's intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 7.
9.          Rule 144 Compliance. With a view to making available to Holders the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company shall:
(a)          make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the Registration Date;
(b)          use reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, at any time after the Registration Date; and
(c)          furnish to any Holder for so long as it is a Holder, promptly upon request, a written statement By: the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished By: the Company as such Holder may request in connection with the sale of Registrable Securities without registration.
10.          Transfer of Registration Rights. The rights of a Holder hereunder may be transferred, assigned, or otherwise conveyed on a pro rata basis in connection with any transfer, assignment, or other conveyance of Registrable Securities, Warrants or Share Equivalents to any transferee or assignee; provided that all of the following additional conditions are satisfied: (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement By: delivering to the Company a duly executed joinder agreement in form attached hereto as Exhibit A; and (c) the Company is given written notice By: such Holder of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities, Warrants or Share Equivalents, as applicable, with respect to which such rights are being transferred or assigned.
11.          Preservation of Rights. The Company shall not (a) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder, or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to Holders in this Agreement.
12.          Alternative Offering Entities. (a) In the event that the Company elects to effect an underwritten registered offering of equity securities of any subsidiary or parent of the Company (collectively, "Alternative Offering Entities") rather than the equity securities of the Company, whether as a result of a reorganization of the Company or otherwise, the Investors and the Company shall cause the Alternative Offering Entity to enter into an agreement with the Investors that provides the Investors with registration rights with respect to the equity securities of the Alternative Offering Entity that are substantially the same as, and in any event no less favorable in the aggregate to, the registration rights provided to the Investors in this Agreement.
(b)          ADSs. In the event that the Company pursues an offering or listing of ADSs in the United States, the Company will use its best efforts to file a Registration Statement on Form F-6 which registers a number of ADSs, as applicable, that is sufficient to allow the Holders to exercise their rights under, and sell their Registrable Securities in the United States in the manner contemplated By:, Sections 2 and 3 of this Agreement.
(c)          Non-US Listing. In the event that the Shares, Share Equivalents, ADSs are listed on any securities exchange outside the United States, the Company shall (a) use all reasonable and diligent efforts to cause all Registrable Securities to be approved for listing and freely tradeable on such stock exchange and (b) furnish to the Holders such number of copies of prospectuses, registration statements and such other documents as they may reasonably request to facilitate the disposition of Registrable Securities By: the Holders on such exchange.
13.          Termination. This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities outstanding; provided, that the provisions of Section 6 and Section 7 shall survive any such termination.
14.          Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered By: hand (with written confirmation of receipt); (b) when received By: the addressee if sent By: a nationally recognized overnight courier (receipt requested); (c) on the date sent By: facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, By: certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 14).
If to the Company:	TORM plc

Facsimile: +45 3917 9380

E-mail: man@torm.com

Attention: Jacob Meldgaard, Executive Director

with a copy to:	Seward & Kissel LLP

Facsimile: (212) 574-8421

E-mail: wolfe@sewkis.com

Attention: Gary Wolfe

If to any Investor, to such Investor's address as set forth on Schedule A hereto.
15.          Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

16.          Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether By: merger, consolidation, sale of all or substantially all of the Company's assets, or similar transaction, without the consent of the Investors; provided, that the successor or acquiring Person agrees in writing to assume all of the Company's rights and obligations under this Agreement. Each Holder may assign its rights hereunder to any purchaser or transferee of Registrable Securities or Warrants as set forth in Section 10 hereof; provided, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a joinder to this Agreement in the form attached hereto as Exhibit A agreeing to be treated as an Investor whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of an Investor herein and had originally been a party hereto.
17.          No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or By: reason of this Agreement; provided, however, the parties hereto hereby: acknowledge that the Persons set forth in Section 7 are express third-party beneficiaries of the obligations of the parties hereto set forth in Section 7.
18.          Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the Shares, (ii) any and all voting shares of the Company into which the Shares are converted, exchanged or substituted in any recapitalization or other capital reorganization By: the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether By: merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Shares and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.
19.          Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
20.          Amendment, Modification and Waiver. The provisions of this Agreement may only be amended, modified, supplemented or waived with the prior written consent of the Company and each Holder. No waiver By: any party or parties shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified By: such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
21.          Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby: be consummated as originally contemplated to the greatest extent possible.
22.          Remedies. Each Holder, in addition to being entitled to exercise all rights granted By: law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred By: reason of a breach By: it of the provisions of this Agreement and the Company hereby: agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.
23.          Governing Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY: AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the County of New York, in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement or the affairs of the Company. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, By: way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
24.          Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial By: jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby:. Each party to this Agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement By:, among other things, the mutual waivers and certifications in this Section 24.
25.          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered By: facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
26.          Further Assurances. Each of the parties to this Agreement shall, and shall cause their Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be required to carry out the provisions hereof and to give effect to the transactions contemplated hereby.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.
TORM PLC

By:	/s/ Jacob Meldgaard

Name: Jacob Meldgaard
Title: Executive Director

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.
MERRILL LYNCH INTERNATIONAL

By:	/s/ Philip Rae

Name: Philip Rae
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

BLUEBAY ASSET MANAGEMENT LLP acting as agent for: BlueBay Event Driven Credit Investments (Luxembourg) S.à.r.l.

By:	/s/ Kevin Webb

Name: Kevin Webb
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

BLUEBAY ASSET MANAGEMENT LLP acting as agent for: BlueBay Global Unconstrained High Yield Investments (Luxembourg) S.à.r.l.

By:	/s/ Kevin Webb

Name: Kevin Webb
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

BLUEBAY ASSET MANAGEMENT LLP acting as agent for: BlueBay Global Multi-Asset Credit Investments (Luxembourg) S.A.

By:	/s/ Kevin Webb

Name: Kevin Webb
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

BLUEBAY ASSET MANAGEMENT LLP acting as agent and investment sub-adviser for: JNL Series Trust on behalf of JNL Multi- Manager Alternative Fund acting solely with respect to the BlueBay Sleeve

By:	/s/ Kevin Webb

Name: Kevin Webb
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

BLUEBAY ASSET MANAGEMENT LLP acting as agent for: BlueBay COF Loan Investments S.A.

By:	/s/ Kevin Webb

Name: Kevin Webb
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

BLUECREST MULTI STRATEGY CREDIT MASTER FUND LIMITED

By:	/s/ David DeRosa

Name: David DeRosa
Title: Director

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

BRIGADE LEVERAGED CAPITAL STRUCTURES FUND, LTD. By: Brigade Capital Management, LP as Investment Manager

By:	/s/ Patrick Criscillo

Name: Patrick Criscillo
Title: Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

CVC EUROPEAN CREDIT OPPORTUNITIES S.À.R.L. acting in respect of its Compartment A

By:	/s/ Jennifer Patrickakos

Name: Jennifer Patrickakos
Title: Managing Director

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above,

CVC GLOBAL CREDIT OPPORTUNITIES MASTER FUND LP.

By:	/s/ Jennifer Patrickakos

Name: Jennifer Patrickakos
Title: Managing Director

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

DUPONT PENSION TRUST
By: DuPont Capital Management in its capacity as investment manager of the DuPont Pension Trust

By:	/s/ Kris Kowal
Name: Kris Kowal
Title: Managing Director

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

DW VALUE MASTER FUND, LTD. (f/k/a BREVAN HOWARD CREDIT VALUE MASTER FUND LIMITED) By: DW Partners, LP, its Investment Manager By: DW Investment Partners, LLC, its General Partner

By:	/s/ Shawn Singh

Name: Shawn Singh
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

DW CATALYST MASTER FUND, LTD. (f/k/a BREVAN HOWARD CREDIT CATALYSTS MASTER FUND LIMITED) By: DW Partners, LP, its Investment Manager By: DW Investment Partners, LLC, its General Partner

By:	/s/ Shawn Singh

Name: Shawn Singh
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

FRANKLIN ENTERPRISES INC.

By:	/s/ Dimitris Hannas
Name: Dimitris Hannas
Title: Director

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above,

KSAC EUROPE INVESTMENT S.À.R.L.

By:	/s/ Jay Ryan

Name: Jay Ryan
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

MACQUARIE BANK LIMITED

By:	/s/ Jane Magill

Name: Jane Magill
Title: Division Director

By:	/s/ Lisa Knowles

Name: Lisa Knowles
Title: Managing Director

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

MATLINPATTERSON GLOBAL OPPORTUNITIES MASTER FUND L.P.

By:	/s/ Sherry Gao

Name: Sherry Gao
Title: Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)

By:	/s/ Olof Kajerdt

Name: Olof Kajerdt
Title: Authorized Signatory

By:	/s/ David Sonnek

Name: David Sonnek
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

SOUTHPAW CREDIT OPPORTUNITY MASTER FUND LP

By:	/s/ Howard Golden

Name: Howard Golden
Title: Managing Member of General Partner -
Southpaw GP LLC

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

TACONIC MASTER FUND 1.5 LP

By:	/s/ James Thompson

Name: James Thompson
Title: Principal

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

TACONIC OPPORTUNITY MASTER FUND LP

By:	/s/ James Thompson

Name: James Thompson
Title: Principal

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

VENOR CAPITAL MASTER FUND LTD. By: Venor Capital Management LP Its: Investment Manager

By:	/s/ Josh Brodman

Name: Josh Brodman
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

VÄRDE INVESTMENT PARTNERS, L.P. By: Värde Investment Partners G.P., LLC, Its General Partner By: Värde Partners, L.P., Its Managing Member By: Värde Partners, Inc., Its General Partner

By:	/s/ Stephen Seymour

Name: Stephen Seymour
Title: Managing Director

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

MAGNOLIA ROAD GLOBAL CREDIT MASTER FUND LP BY: MAGNOLIA ROAD CAPITAL LP (ITS INVESTMENT ADVISOR)

By:	/s/ Ran Shaham

Name: Ran Shaham
Title: CFO

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

London (Lux) PropCo 1 S.à.r.l.

By:	/s/ Michael Holmberg

Name: Michael Holmberg
Title: Authorized Person

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

LaSalle (Lux) Propco 1 S.à.r.l.

By:	/s/ Michael Holmberg

Name: Michael Holmberg
Title: Authorized Person

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

BARCLAYS BANK PLC

By:	/s/ Neil Hanson

Name: Neil Hanson
Title: Authorized Signatory

Schedule A
Name of Investor	Address
Bank of America Merrill Lynch International Limited	2 King Edward Street London EC1A 1HQ United Kingdom
Barclays Bank PLC	1 Churchill Place, London E14 5HP
BlueBay COF Loan Investments S.A.	24 Rue Beaumont L-1219 Luxembourg
BlueBay European Distressed Opportunities Investments (Luxembourg) S.a r.l.	24 Rue Beaumont L-1219 Luxembourg
Bluebay Global Multi-Asset Credit Investments (Luxembourg) S.A.	24 Rue Beaumont L-1219 Luxembourg
BlueBay Global Unconstrained High Yield Investments (Luxembourg) S.a r.1	24 Rue Beaumont L-1219 Luxembourg
BlueCrest Multi Strategy Credit Master Fund Limited	PO BOX 309 Ugland House Grand Cayman KY1-1104 Cayman Islands C/O Bluecrest Capital Management (New York) J,P, Fifth Avenue, 9th Floor NY, NY 10153
Brigade Distressed Value Master Fund Limited	C/O Brigade Capital Management, LP 399 Park Avenue, 16th Floor, New York, NY 10022 United States of America
Brigade Leveraged Capital Structures Fund Limited	C/O Brigade Capital Management, LP 399 Park Avenue, 16th Floor, New York, NY 10022 United States of America
Citigroup Financial Products Inc.	[address]
Conflux Fund LP	40 W, 57TH Street 25 FL, New York NY 10019 Unites States of America
CVC European Credit Opportunities S.À.R.L. acting in respect of its Compartment A	40 Avenue Monetary L-2163 Luxembourg Grand Duchy of Luxembourg

CVC Global Credit Opportunities Master Fund L.P.	89 Nexus Way Camana Bay Grand Cayman KY1-9007 Cayman Islands
Danish Shipping Investors, L.L.C.	One Maritime Plaza Suite 2100 San Francisco CA, 94111 United States of America
Danske Bank A/S	Holmens Kanal 2-12 DK-1092 Copenhagen K Denmark
DBS Bank Ltd	12 Marina Boulevard Level 46, MBFC Tower 3 SO18982, Singapore
Deutsche Bank AG Cayman Islands branch	60, Wall Street Mailstop: NYC60-0329 / Attn: David Palmisano New York, NY 10005 United States of America
D-Star Ltd	C/O Napier Park Global Capital 280 Park Avenue, 3rd Floor NY, NY 10017 United States of America
DuPont Pension Trust	1 Righter Parkway Suits 3200 Wilmington, DE 19803 United States of America
DW Catalyst Master Fund Limited	PO BOX 309, Ugland House Grand Cayman KY1-1104 Cayman Islands
DW Value Master Fund Limited	PO BOX 309, Ugland House Grand Cayman KY1-1104 Cayman Islands
Franklin Enterprises Inc	PO BOX 53562 LS 3399 Limasol Cyprus

The Hongkong and Shanghai Banking Corporation Limited	21 Collyer Quay HSBC Building, Level 15 049320 Singapore
Goldman Sachs Lending Partners LLC	Peterborough Court 133 Fleet Street London EC4A 2BB
HSH Nordbank AG	Gerhart — Hauptmann — Plate 50 20095 Hamburg Germany
JNL Multi-Manager Alternative Fund acting solely with respect to the Bluebay Sleeve	225 W. Wacker Dr. Suite 1000 Chicago, IL 60606 United States of America
KSAC Europe Investments S.a.r.l.	lA Rue Thomas Edison Strassen L-1445 Luxembourg
Macquarie Bank Limited	50 Martin Place Sydney, NSW 2000 Australia
MAN GLG European Distressed	C/O Maples Corporate Services Limited PO BOX 309 Ugland House Georgetown Grand Cayman ICY 1-1104 Cayman Islands
Map 139 Segregated Portfolio of LMA SPC	C/O Venor Capital Management LP 7 Times Square Suite 4303 NY, NY 10036 United States of America
MatlinPatterson Global Opportunities Master Fund L.P.	89 Nexus Way Camana Bay Grand Cayman KY1-9007
Napier Park Select Master Fund LP	Napier Park Global Investments 280 Park Avenue 3rd Floor NY, NY 10017 United States of America

NB Distressed Debt Investment Fund Limited	1st and 2nd Floors, Elizabeth House Les Ruettes Brayes St. Peter Port Guernsey GY1 lEW
NB Distressed Debt Master Fund LP	Ugland House, South Church Street George Town, Grand Cayman Cayman Islands, KY1 -1 I 04
OCP Credit Strategy Fund	910, Sylvan Avenue, Suite 100 Englewood Cliffs NJ 07632 United States of America
Onex Debt Opportunity Fund, Ltd.	910, Sylvan Avenue, Suite 100 Englewood Cliffs NJ 07632 United States of America
Permal Stone Lion Fund Ltd.	555 Fifth Ave, 18th Floor New York NY 10017
Pointstate Fund, LP	40 W, 57th Street, 25 FL New York NY, 10019 United States of America
Skandinaviska Enskilda Banken AB (publ)	C/O Shipping Finance, GOH533 SE-405 04 Gothenburg Sweden
Southpaw Credit Opportunity Master Fund LP	89 Nexus Way 2ND Floor Camana Bay Grand Cayman Cayman Islands
Steel Mill Master Fund LP	Global Funds Management LP PO BOX 10034 2nd Floor, Harbour Place 103 South Church Street Grand Cayman KY1-1001 Cayman Islands
Stone Lion Portfolio LP	555 Fifth Ave, 18th Floor New York NY 10017

Taconic Master Fund 1.5 LP
Registered address:

C/O Maples Corporate Services Limited
PO BOX 309, Ugland House
Grand Cayman
KY1-1104
Cayman Islands

Correspondence address:

CIO Taconic Capital Advisers LP
280 Park Avenue, 5th Floor
NY, NY 10017
 United States of America

Taconic Opportunity Master Fund LP
Registered address:
C/0 Maples Corporate Services Limited
PO BOX 309, Ugland House
Grand Cayman
KY1-1 104
Cayman Islands

Correspondence address:

C/O Taconic Capital Advisers LP
280 Park Avenue, 5th Floor
NY, NY 10017
 United States of America

Tasman Fund LP	C/O Brigade Capital Management, LP, 399 Park Avenue, 16th Floor, New York, NY 10022 United States of America
UBS AG, Stamford Branch	677 Washington Boulevard Stamford CT 06902
Varde Investment Partners LP	8500 Normandale Lake BLVD Suite 1500 Minneapolis MN 55437 United States of America
Venor Capital Master Fund Ltd.	C/0 Venor Capital Management LP 7 Times Square Suite 4303 NY, NY 10036 United States of America
Wingspan Master Fund LLC	767 Fifth Avenue 160 FL NY, NY 10153 United States of America

Schedule B
FORM OF SELLING HOLDER QUESTIONNAIRE
The undersigned Holder (the "Selling Holder") of Shares (the "Registrable Securities") of TORM plc (the "Company"), hereby: gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities listed below in Item 3 (unless otherwise specified under Item 3) pursuant to a registration statement to be filed By: the Company. The undersigned, By: signing and returning this Selling Holder Questionnaire, understands that it will be bound By: the terms and conditions of this Selling Holder Questionnaire and the Amended and Restated Registration Rights Agreement, dated as of [●], 2016, among the Company and the Holders named therein (the "Registration Rights Agreement"). Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Registration Rights Agreement.
In accordance with the Registration Rights Agreement, Selling Holders that do not complete this Selling Holder Questionnaire and deliver it to the Company as provided below will not be named selling holders in the prospectus and therefore will not be permitted to sell any Registrable Securities pursuant to the applicable registration statement.
Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company's managers, the Company's officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against certain losses arising in connection with statements concerning the undersigned made in the applicable registration statement or the related prospectus in reliance upon the information provided in this Selling Holder Questionnaire. The undersigned hereby: acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless the Company and certain other persons as set forth therein.
Certain legal consequences arise from being named a selling holder in the registration statement and the related prospectus. Accordingly, Holders are advised to consult their own securities law counsel regarding the consequences of being named or not named as a selling holder in the registration statement and the related prospectus.
The undersigned hereby: provides the following information to the Company and represents and warrants that such information is accurate and complete:
1.	(a)	Full legal Name of Selling Holder:

	(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in (3) below is held:

	(c)	Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in (3) below is held:

2.	Address for Notices to Selling Holder:

Telephone (including area code)
Fax (including area code)
Contact Person:

3.	Ownership of Registrable Securities

	(a)	Type and Principal Amount/Number of Registrable Securities beneficially owned:

	(b)	CUSIP No(s). of such Registrable Securities beneficially owned:

4.
Other Securities of the Company Owned By: the Selling Holder:
Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item (3).

	(a)	Type and Amount of Other Securities beneficially owned By: the Selling Holder:

	(b)	CUSIP No(s). of such Other Securities beneficially owned:

5.
Relationship with the Company:
Except as set forth below, neither the undersigned nor any of its affiliates, officers, managers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

6.	Is the Selling Holder a registered broker-dealer?
	Yes	☐
	No	☐

If "Yes", please answer subsection (a) and subsection (b):

	(a)	Did the Selling Holder acquire the Registrable Securities as compensation for underwriting/broker-dealer activities to the Company?
		Yes	☐
		No	☐

	(b)	If you answered "No" to question 6(a), please explain your reason for acquiring the Registrable Securities:

7.	Is the Selling Holder an affiliate of a registered broker-dealer?
	Yes	☐
	No	☐

If "Yes", please identify the registered broker-dealer(s), describe the nature of the affiliation(s) and answer subsection (a) and subsection (b):

	(a)	Did the Selling Holder purchase the Registrable Securities in the ordinary course of business (if no, please explain)?
		Yes	☐
		No	☐ Explain:

(b)
Did the Selling Holder have an agreement or understanding, directly or indirectly, with any person to distribute the Registrable Securities at the same time the Registrable Securities were originally purchased (if yes, please explain)?

		Yes	☐ Explain:

No ☐
8.	Is the Selling Holder a non-public entity?
	Yes	☐
	No	☐

If "Yes", please answer subsection (a):

	(a)	Identify the natural person or persons that have voting or investment control over the Registrable Securities that the non-public entity owns:

9.
Plan of Distribution:

The Undersigned Selling Holder (including its donees and pledgees) intend to distribute the Registrable Securities held By: it in accordance with and as set forth under the heading "Plan of Distribution" in the applicable registration statement or prospectus.

State any exceptions here:

The undersigned Selling Holder acknowledges that it understands its obligations to comply with the provisions of the Exchange Act, and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the registration statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.
Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Holder against certain liabilities.
In the event the undersigned transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Company other than pursuant to the Shelf Registration Statement, the undersigned agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Selling Holder Questionnaire and the Registration Rights Agreement.
In accordance with the undersigned's obligation under the Registration Rights Agreement to provide such information as may be required By: law or By: the staff of the Commission for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the registration statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing, By: hand-delivery, first-class mail, or air courier guaranteeing overnight delivery to the address set forth below.
By: signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (9) above and the inclusion of such information in the registration statement and the related prospectus. The undersigned understands that such information will be relied upon By: the Company in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.
By: signing below, the undersigned agrees that if the Company notifies the undersigned in accordance with and pursuant to the Registration Rights Agreement that Shelf Registration Statement is not available, the undersigned will in accordance with and pursuant to the Registration Rights Agreement suspend use of the prospectus until notice from the Company that the prospectus is again available.

Once this Selling Holder Questionnaire is executed By: the undersigned and received By: the Company, the terms of this Selling Holder Questionnaire, and the representations, warranties and agreements contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable By: the respective successors, heirs, personal representatives and assigns of the Company and the undersigned with respect to the Registrable Securities beneficially owned By: the undersigned and listed in Item (3) above. This Selling Holder Questionnaire shall be governed in all respects By: the laws of the State of New York.
IN WITNESS WHEREOF, the undersigned, By: authority duly given, has caused this Selling Holder Questionnaire to be executed and delivered either in person or By: its duly authorized agent.
Dated:

Holder

By:
Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED
 SELLING HOLDER QUESTIONNAIRE TO THE COMPANY'S OUTSIDE LEGAL COUNSEL AT:
Seward & Kissel LLP
Attention: Keith Billotti
Email: billotti@sewkis.com
 Telephone: (212) 574-1274